Registration No. 333-216180

As filed with the Securities and Exchange Commission on March 24, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CRONA CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7380 (Primary Standard Industrial Classification Number)	35-2574778 (IRS Employer Identification Number)

Street: Strada Jean-Louis Calderon 31

City: Bucharest

ZIP: 030167

Country: Romania

+ 40371700093

management@corpcrona.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies To:

Joseph P. Galda, Esq.

J.P. Galda & Co.

1055 Westlakes Dr.

Suite 300

Berwyn, Pennsylvania 19312

Phone: 215-815-1534

(Address, including zip code, and telephone number, including area code, of agent for service)

Business Filings Incorporated

701 S. Carson St., Suite 200

Carson City, Nevada 89701

Phone: 800-981-7183

(Address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: 

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: 

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  Accelerated filer  Non-accelerated filer  Smaller reporting company X

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	(1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	3,500,000	(1)	$0.03	(2)	$105,000	$12.17 *
TOTAL	3,500,000		$0.03		$105,000	$12.17 *

 (1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

*- Amount of registration fee was previously paid

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)

Dated March 24, 2017

PRELIMINARY PROSPECTUS

CRONA CORP.

3,500,000 SHARES OF COMMON STOCK

This is the initial public offering of the shares of common stock of Crona Corp., a Nevada company (“we”, “us”, “our”, “Crona”, “Company” or similar terms), offering price per share of $0.03 (the “Shares”).  This prospectus relates to the offer and sale of a maximum of 3,500,000 Shares (the “Maximum Offering”). There is no minimum for this offering. The offering will commence promptly on the date upon which this prospectus is declared effective by the Securities and Exchange Commission (“SEC”) and will continue for 12 months (365 days). We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable SEC rules and will be subject to reduced public company reporting requirements. We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

The offering of the 3,500,000 shares is a “best efforts” offering, which means that our sole officer and director will use his best efforts to sell the shares and there is no commitment by any person to purchase any shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The offering shall terminate on the earlier of (i) when the offering period ends (365 days from the effective date of this prospectus), (ii) the date when the sale of all 3,500,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 3,500,000 shares registered under the Registration Statement of which this Prospectus is part.

There is no minimum number of shares are required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.03 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Markets Group or other quotation service. We currently have no market maker who is willing to list quotations for our shares of stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “Risk Factors” beginning on page 8 before investing in our shares of common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE DATE OF THIS PROSPECTUS IS MARCH 24, 2017.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

Prospectus Summary	5
Risk Factors	9
Risk Factors Related to Our Company	9
Risk Factors Relating to Our Common Stock	14
Use of Proceeds	16
Determination of Offering Price	17
Dilution	17
Description of Securities	18
Plan of Distribution	20
Description of Business	21
Legal Proceedings	25
Market for Common Equity and Related Stockholder Matters	25
Management’s Discussion and Analysis of Financial Condition and Results of Operations	26
Directors, Executive Officers, Promoters and Control Persons	30
Executive Compensation	32
Security Ownership of Certain Beneficial Owners and Management	33
Certain Relationships and Related Transactions	34
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	34
Where You Can Find More Information	34
Interests of name experts and counsel	34
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	35
Financial Statements	36

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

Until ____________, 2017 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The reasoning of our sole officer and director, Andrei Gurduiala, to take the Company public is based on his subjective belief that potential investors are more inclined to invest in the Company if the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which provides investors with updated material information about the Company and the ability of the Company’s investors to resell securities through the facilities of the securities markets, assuming the Company finds a market maker in order to have its shares of common stock quoted on the OTC Markets Group or the OTCQX tier of the OTC Markets or other quotation service. Our sole officer and director believes that the disadvantages of becoming a public company are the continuing reporting costs of being a reporting issuer under the Exchange Act and reluctance of persons qualified to serve as directors of the Company because of a director’s exposure to possible legal claims.

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

We cannot provide any assurance that we will be able to raise sufficient funds from this offering to proceed with our twelve months business plan.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

From inception until the date of this filing we have generated limited revenues of $1,500 from providing our service to our first customer and have had operating activities primarily consisting of the incorporation of our company, the initial equity funding by our officer and sole director, purchasing initial equipment, developing our website www.corpcrona.com, entering into long-term lease agreement in Bucharest, Romania and entering into service contracts with our two customers. As of December 31, 2016 the Company has received no revenues. We received our initial funding of $5,000 from our sole officer and director, Andrei Gurduiala, who purchased 5,000,000 shares of our common stock for the same $5,000.

PROSPECTUS SUMMARY

Crona Corp. is a development stage company incorporated in Nevada on October 6, 2016 for the purpose of providing quality sounds recording services in Romania. Our financial statements from inception October 6, 2016, through December 31, 2016, report no revenues and net loss of $923. To implement our plan of operations we require a minimum funding of $42,000 for the next twelve months. As of the date of this Prospectus we have a cash balance of $214. Our independent auditor has issued an audit opinion for our Company, which includes a statement expressing a doubt as to our ability to continue as a going concern.

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Crona” refer to Crona Corp. unless the context otherwise indicates.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop or if developed it will be sustained.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN “EMERGING GROWTH COMPANY” AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 14 of this prospectus.

Our Company

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations. Crona Corp. was incorporated on October 6, 2016, under the laws of the State of Nevada, for the purpose of providing quality sounds recording services in Romania.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be responsible for selling shares under this offering and no commission will be paid on any sales. He will utilize this prospectus to offer the shares to friends, family and business associates.

We are a newly created company that has realized no revenues through December 31, 2016 with a net loss of $923 for the period from inception to October 6, 2016. To date we have raised $5,000 through the issuance of 5,000,000 shares of common stock to our sole officer and director, Andrei Gurduiala. Proceeds from the issuance have been used for working capital. Our independent auditor, Accell Audit & Compliance P.A. has issued an audit opinion for our Company, which includes a statement expressing a doubt as to our ability to continue as a going concern. The Company’s register address is Strada Jean-Louis Calderon 31, Bucharest 030167 Romania. Our telephone number is +40371700093.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such quotation service or that any market for our stock will develop.

We are on the early stages of developing our plan to provide a sound recording service, including but not limited to songs recording, personal recording, music composing and related. As of December 31, 2016 we have no revenues, some operating history, and signed service agreements with our first customer. Our plan of operations over the 12 month period following successful completion of our offering is to develop and establish our recording business by establishing our office, advanced developing of our website, attempting to enter into more agreements with customers, engage in advertising and marketing activities and hire personal (See “Business of the Company” and “Plan of Operations”).

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THE OFFERING

Securities offered:	3,500,000 shares of our common stock, par value $0.001 per share.
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Offering price:	$0.03
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Duration of offering:	The 3,500,000 shares of common stock are being offered for a period of 12 months (365 days).
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Gross proceeds to us:	$105,000, assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 12.
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Market for the common stock:

There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

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Shares outstanding prior to offering:	5,000,000
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Shares outstanding after offering:	8,500,000 (assuming all the shares are sold)
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Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 9.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements as of and for the period from October 6, 2016 (Inception) to December 31, 2016.

December 31, 2016 ($)
Financial Summary (Audited)
Cash and Deposits	214
Total Assets	6,677
Total Liabilities	2,600
Total Stockholder’s Equity	4,077
Accumulated From October 6, 2016 (Inception) to December 31, 2016 ($)
Statement of Operations
Revenue	-
Cost of Sales	-
Gross Profit	-
Total Expenses	923
Net Loss for the Period	(923)
Net Loss per Share	(0.00)

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

a.       The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

b.       The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

c.        The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

d.       The date on which such issuer is deemed to be a “large accelerated filer”, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Smaller Reporting Company

Implications of being an emerging growth company - the JOBS Act

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

        A requirement to have only two years of audited financial statements and only two years of related MD&A;

        Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

        Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

         No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an “emerging growth company”.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

RISK FACTORS

An investment in our common stock involves a high degree of risk. This section includes all of the known material risks in the offering. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE HAVE NOT EARNED REVENUE AS OF DECEMBER 31, 2017 AND OUR ABILITY CONTINUE OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING. OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $923 for the period since our inception on October 6, 2016 to December 31, 2016, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in the music studio business. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise a doubt that we will be able to continue as a going concern. Accell Audit & Compliance P.A. our independent registered public accounting firm has expressed a doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, our director Andrei Gurduiala has agreed to give us an interest-free loan, as indicated by a verbal agreement closed between Andrei Gurduiala and Crona Corp., which is recorded as Exhibit 10.3 to the Registration Statement of which this Prospectus forms a part. Otherwise we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Crona Corp. is suitable.

WE ARE DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO CONTINUE OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING.

Our current operating funds are less than necessary to complete our intended operations in the music studio business. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of December 31, 2016, we had cash in the amount of $214 and liabilities of $2,600. As of this date, we have limited revenues and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve additional revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. Our director Andrei Gurduiala has agreed to give us an interest-free loan, as indicated by a verbal agreement closed between Andrei Gurduiala and Crona Corp., which is recorded as Exhibit 10.3 to the Registration Statement of which this Prospectus forms a part.

We require a minimum funding of approximately $42,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Andrei Gurduiala, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Gurduiala has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate any revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. Even if we generate revenue such revenue may be insufficient to cover our ongoing SEC filing requirements so we may need to seek additional financing to cover those costs. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on October 6, 2016 and have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing significant revenues. We expect to incur significant losses in the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE MAY NOT BE ABLE TO COMPETE AGAINST OUR COMPETITORS.

We expect to face strong competition from well-established companies and small independent companies like our self that may result in price reductions and decreased demand for music studio. There are several companies: DAW.RO, INES Studios, Harmonix Recording Studio. We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources fulfill the demands by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business

RISKS ASSOCIATED WITH LACK OF DEMAND FOR OUR PRODUCTS/SERVICES.

Our business may be harmed if there is insufficient demand for our service. Our profits may not be enough if there will be a lack of customers who are interested in our services or turn to our competitors. We will have to use additional resources for marketing in social networks and others.

THE EFFECT OF THE RECENT ECONOMIC CRISIS MAY IMPACT OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITIONS.

Because we will operate in Europe and we intend to market and sell our music products/services in Europe, the European debt crisis may have negative effects on our business. In addition, the recent global crisis has caused disruption and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments may affect our business, operating results or financial condition in a number of ways. For example, our potential customers may never start spending with us or may have difficulty paying us. A slow or uneven pace of economic recovery would negatively affect our ability to start our business and obtain financing.

BECAUSE WE WILL ORDER OUR EQUIPMENT FOR BUSINESS FROM OVERSEAS, A DISRUPTION IN THE DELIVERY OF IMPORTED EQUIPMENT MAY HAVE A GREATER EFFECT ON US THAN ON OUR COMPETITORS.

We will import our equipment materials from China. Deliveries of our equipment may be disrupted through factors such as: fuel price increases; container shortages; problems with ocean shipping, including work stoppages and shipping; equipment shortages, work stoppages, strikes and political unrest; increased inspections of import shipments or other factors causing delays in shipments; and economic crises, international disputes and wars.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our products/services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND ANDREI GURDUIALA, OUR SOLE DIRECTOR AND OFFICER, RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MR. ANDREI GURDUIALA, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MR. ANDREI GURDUIALA.

Our principal operations and assets are located outside of the United States, and Andrei Gurduiala, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Mr. Andrei Gurduiala in the United States, and it may be difficult to enforce any judgment rendered against Mr. Andrei Gurduiala. As a result, it may be difficult or impossible for an investor to bring an action against Mr. Andrei Gurduiala, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of the Romania may render that investor unable to enforce a judgment against the assets of Mr. Andrei Gurduiala. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN MORE THAN 50% OF OUR OUTSTANDING COMMON STOCK, IF ALL THE SHARES BEING OFFERED ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum-offering shares will be sold, Mr. Andrei Gurduiala, our sole officer and director, will own more than 50 % of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Andrei Gurduiala may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

MR. ANDREI GURDUIALA, OUR SOLE DIRECTOR, WILL BE ABLE TO DETERMINE HIS OWN SALARY AND PERQUISITES, WHICH COULD ADVERSELY AFFECT OUR INCOME.

Because your sole executive officer occupies all corporate positions, it may not be possible to have adequate internal controls. As the sole director, Mr. Andrei Gurduiala has the sole authority to appoint our officers and determine their compensation. Accordingly, Mr. Andrei Gurduiala could determine, as our sole director that his salary and perquisites are equal to or exceed our net income, if we ever have an income. In the event that Mr. Andrei Gurduiala does determine that he is entitled to a salary and/or perquisites, investors will have no mechanism by which to revise his salary and perquisites since he controls a majority of the voting securities of the Company, and will continue to do so even after the offering.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC. AS A RESULT, OUR STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL RESULTS, WHICH COULD HARM OUR BUSINESS AND THE MARKET VALUE OF OUR COMMON SHARES.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We may in the future discover areas of our internal controls that need improvement. Section 404 of the Sarbanes-Oxley Act of 2002 will require us to continue to evaluate and to report on our internal controls over financial reporting. We cannot be certain that we will be successful in continuing to maintain adequate control over our financial reporting and financial processes. Furthermore, if our business grows, our internal controls will become more complex, and we will require significantly more resources to ensure our internal controls remain effective. Additionally, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weaknesses or significant deficiencies and management may not be able to remediate any such material weaknesses or significant deficiencies in a timely manner.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Andrei Gurduiala, our sole officer and director will only be devoting limited time to our operations. He will be devoting approximately 20 hours a week to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. But our sole officer and director, Andrei Gurduiala, has agreed to commit more time to our operations as required if the Company’s operations grow and require more of his participation.

Other interests of our sole officer and director mostly contain time, which he has to spend with his family and perform his obligations there. Crona does not believe that the conflict between the Company and its director exist .

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The Company is entirely dependent on the efforts of its sole officer and director Andrei Gurduiala. The Company does not have an employment agreement in place with its sole officer and director. His departure or the loss of any other key personnel in the future could have a material adverse effect on the business. There is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director.

WE DO NOT MAINTAIN ANY INSURANCE AND DO NOT INTEND TO MAINTAIN INSURANCE IN THE FUTURE.

We do not maintain any insurance and do not intend to maintain insurance in the foreseeable future. Because we do not have any insurance, if we are made a part of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY THAT IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Andrei Gurduiala, our sole officer and director has no experience managing a public company that is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

OUR PRESIDENT, MR. ANDREI GURDUIALA DOES NOT HAVE ANY PRIOR EXPERIENCE IN SELLING STOCKS, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MINIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO SART OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Andrei Gurduiala does not have any experience in selling stocks. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. Our director Andrei Gurduiala has agreed to give us an interest-free loan, as indicated by a verbal agreement closed between Andrei Gurduiala and Crona Corp., which is recorded as Exhibit 10.3 to the Registration Statement of which this Prospectus forms a part. The loan will be repaid to Mr. Gurduiala when and if the Company receives sufficient amount of revenues and its operation grows. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•         Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•         Provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•         Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•         Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•         Disclose certain executive compensation related items such as the correlation between executive compensation and performance comparisons of the Chief Executive’s compensation to median employee compensation.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or the auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders’ interests in our company to be diluted. Such dilution will negatively affect the value of an investor's shares. We have additional source of additional capital: our director Andrei Gurduiala has agreed to give us an interest-free loan in case if the Company needs more funds to continue its operation. The Company does not have any written agreement on this point, only a verbal agreement closed between Andrei Gurduiala and Crona Corp., which is recorded as Exhibit 10.3 to the Registration Statement of which this Prospectus forms a part.

RISKS ASSOCIATED WITH THIS OFFERING

OUR OFFERING IS BEING MADE ON A BEST EFFORTS BASIS WITH NO MINIMUM AMOUNT OF SHARES ARE REQUIRED TO BE SOLD FOR THE OFFERING TO PROCEED.

In order to implement our business plan, we require funds from this offering. We require a minimum of $42,000 from the offering to implement your business plan. However, our offering is being made on a best efforts basis with no minimum amount of shares required to be sold in the offering to proceed. If we raise only a nominal amount of the proceeds we may be unable to implement our business plan and we will have to suspend or cease operations and you may lose your investment in our company.

BECAUSE THE COMPANY HAS ARBITRARILY SET THE OFFERING PRICE, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on October 6, 2016 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

MONEY RAISED IN THIS OFFERING WILL BE IMMEDIATELY AVAILABLE TO THE COMPANY AND INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Money raised in this offering will be immediately available to the company and our sole officer and director. Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Crona Corp. and held on our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor as an investor. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

THERE IS NO GUARANTEE ALL OF THE FUNDS RAISED IN THE OFFERING WILL BE USED AS OUTLINED IN THIS PROSPECTUS.

We have committed to use the proceeds raised in this offering for the uses set forth in the “Use of Proceeds” section. However, certain factors beyond our control, such as increases in certain costs, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling at 40% of the shares and we receive the proceeds in the amount of $42,000 of this offering, we may have to seek alternative financing to implement our business plan.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $3,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCQB”) or other quotation service. The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Markets Group or other quotation service. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Crona Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate, your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $10,000. We will have to utilize funds from Andrei Gurduiala, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Mr. Andrei Gurduiala has no obligation to loan such funds to us and there is a verbal guarantee that he will loan such funds to us. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board or other quotation service. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Markets Group or other quotation service.

USE OF PROCEEDS

Our public offering of 3,500,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of 20%, 40%, 60%, 80% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $105,000 as anticipated.

	20% of shares sold	40% of shares sold	60% of shares sold	80% of shares sold	100% of shares sold

Gross Proceeds from this Offering (1):	$21,000	$42,000	$63,000	$84,000	$105,000

Legal and Accounting fees	$10,000	$10,000	$10,000	$10,000	$10,000
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000	$10,000
Net Proceeds	$1,000	$22,000	$43,000	$64,000	$85,000
Leasing premises	$2,700	$2,700	$7,200	$7,200	$7,200
Website development	$-	$900	$1,250	$1,800	$2,500
Office expanses	$-	$700	$1,300	$1,950	$2,450
Marketing and Advertising (2)	$-	$1,250	$2,800	$4,900	$5,450
Software	$-	$500	$800	$1,000	$1,400
Equipment purchasing	$-	$14,200	$22,050	$36,900	$53,100
Salaries	$-	$-	$4,800 (400)	$6,000 (500)	$6,600 (550)
Miscellaneous expenses (session musician)	$-	$1,750	$2,800	$4,250	$6,300
TOTALS	$22,700*	$42,000	$63,000	$84,000	$105,000

(1) Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

(2) Includes travel costs to trade shows and exhibits.

* Crona’s renting expanses is $2,700. Therefore, in the scenario of selling 20% of the maximum offering amount, we will use all $21,000 of our gross proceeds and we will need additional funds in the amount of $1,700 to meet our obligations. The above figures represent only estimated costs. We are planning to attract additional financing from selling our shares in this offering and through selling our service to existing and future customer, if there is any. In case if we do not raise additional funds our business will be harmed.

Please see a detailed description of the use of proceeds in the “Plan of Operation” section of this prospectus.

DETERMINATION OF THE OFFERING PRICE

We have determined the offering price of the 3,500,000 shares being offered arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.03 per share. This price is significantly higher than the price paid by the Company’s sole officer and director, Andrei Gurduiala, who paid $.001 per share for the 5,000,000 shares of common stock he purchased from the Company.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of December 31, 2016, the net tangible book value was $4,077 or $0.001 based upon 5,000,000 shares outstanding.

If 100% of shares are sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 8,500,000 shares to be outstanding will be $99,077 or approximately $0.012 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholder will be increased by $0.011 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.019 per share.

After completion of this offering, if 3,500,000 shares are sold, investors in the offering will own 41.18% of the total number of shares then outstanding for which they will have made cash investment of $105,000, or $0.03 per share. Our existing stockholder will own 58.82% of the total number of shares then outstanding, for which he has made contributions of cash totaling $5,000 or $0.001 per share.

If 80% of shares are sold:

Upon completion of this offering, in the event 2,800,000 shares are sold, the net tangible book value of the 7,800,000 shares to be outstanding will be $78,077 or approximately $0.01 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholder will be increased by $0.009 per share without any additional investment on his part. Investors in the offering will incur an immediate dilution per share from $0.03 per share to $0.021 per share.

After completion of this offering investors in the offering will own 35.9% of the total number of shares then outstanding for which they will have made cash investment of $84,000, or $0.03 per share. Our existing stockholder will own 64.1% of the total number of shares then outstanding, for which he has made contributions of cash totaling $5,000 or $0.001 per share.

If 60% of shares are sold:

Upon completion of this offering, in the event 2,100,000 shares are sold, the net tangible book value of the 7,100,000 shares to be outstanding will be $57,077 or approximately $0.008 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholder will be increased by $0.007 per share without any additional investment on his part. Investors in the offering will incur an immediate dilution per share from $0.03 per share to $0.023 per share.

After completion of this offering investors in the offering will own 29.58% of the total number of shares then outstanding for which they will have made cash investment of $63,000, or $0.03 per share. Our existing stockholder will own 70.42% of the total number of shares then outstanding, for which he has made contributions of cash totaling $5,000 or $0.001 per share.

If 40% of shares are sold:

Upon completion of this offering, in the event 1,400,000 shares are sold, the net tangible book value of the 6,400,000 shares to be outstanding will be $36,077 or approximately $0.006 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholder will be increased by $0.005 per share without any additional investment on his part. Investors in the offering will incur an immediate dilution per share from $0.03 per share to $0.025 per share.

After completion of this offering investors in the offering will own 21.88% of the total number of shares then outstanding for which they will have made cash investment of $42,000, or $0.03 per share. Our existing stockholder will own 78.12% of the total number of shares then outstanding, for which he has made contributions of cash totaling $5,000 or $0.001 per share.

If 20% of shares are sold:

Upon completion of this offering, in the event 700,000 shares are sold, the net tangible book value of the 5,700,000 shares to be outstanding will be $15,077 or approximately $0.003 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholder will be increased by $0.002 per share without any additional investment on his part. Investors in the offering will incur an immediate dilution per share from $0.03 per share to $0.028 per share.

After completion of this offering investors in the offering will own 12.28% of the total number of shares then outstanding for which they will have made cash investment of $21,000, or $0.03 per share. Our existing stockholder will own 87.72% of the total number of shares then outstanding, for which he has made contributions of cash totaling $5,000 or $0.001 per share.

DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, with $0.001 par value per share. As of December 31, 2016 there were 5,000,000 shares of our common stock issued and outstanding that are held by one stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non- cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that on all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our board of directors.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

We have 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 3,500,000 shares of its common stock for sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, Andrei Gurduiala will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities.

Andrei Gurduiala is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Andrei Gurduiala will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Andrei Gurduiala is not, and has not been within the past 12 months, a broker or dealer, and he has not been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Andrei Gurduiala will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Andrei Gurduiala will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 3,500,000 shares being offered. The price per share is fixed at $0.03 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Markets Group or other quotation service. In order to be quoted on the OTC Markets Group or other quotation service, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Terms of the Offering

The shares will be sold at the fixed price of $0.03 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 12 months (365 days). At the discretion of our board of director, we may discontinue the offering before expiration of the 12-month period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF BUSINESS

Brief description of Crona Corp, for last five years

On October 6, 2016, the Company was incorporated under the laws of the State of Nevada. We are engaged in recording services business.

Andrei Gurduiala has served as our President, Treasurer and as a Director, from October 6, 2016, until the current date. Our board of directors is comprised of one person: Andrei Gurduiala.

We are authorized to issue 75,000,000 shares of common stock, par value $0.001 per share. On November 25, 2016, Andrei Gurduiala, our President and a Director purchased an aggregate of 5,000,000 shares of common stock at $0.001 per share, for aggregate proceeds of $5,000.

General description of our activity

We were incorporated on October 6, 2016 in the State of Nevada, USA. The Company’s business operations are located in Romania. Crona Corp. since inception to the date of this filing has generated limited revenues of $1,500 in Romania, Bucharest. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.

From inception until the date of this filing we have had some operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our sole officer and director, purchasing our equipment and entering into supplying agreement with our supplier Guangzhou Electronic Audio EQPT Co., Ltd. to this registration statement, of which this prospectus is a part, we also have leased three offices until the day of this filing and registered a webpage www.corpcrona.com and fill it in with basic initial information about us. We received our initial funding of $5,000 from our sole officer and director who purchased 5,000,000 shares of common stock at $0.001 per share. The Company has also generated limited revenues of $1,500 from providing recording service to its first customer.

Through the use of the newly purchased Crona’s facility, we can book as little as one hour or as many as 24 hours per day, allowing the business to focus on providing recording services for record labels, music producers, and recording artists. The facility and its equipment are rented on either an hourly, daily, weekly, or monthly basis as dictated by the clients’ needs. Our sole office and director will also serve as engineer, producer for our business and the Company will provide duplication services at competitive rates and according to the clients’ budgets.

In addition to studio and engineer/producer services, and in the course of ongoing business, it is customary in the recording industry that the Studio will occasionally enter into certain licensing agreements that will provide revenue over and above the rental and services income. There is no particular standard as to the frequency or amount of this revenue and it is negotiated on an individual basis. These licensing agreements can include, but are not limited to, production agreements, writer agreements, and performing agreements, all yielding a percentage of revenue earned through the exploitation of the product produced.

Our target markets are artists, organizers of various events and representatives of various industries of show business (TV, Cinema, Entertainment clubs).

We expect to face strong competition from well-established companies and small independent companies like our self that may result in price reductions and decreased demand for service of music studio. There are several companies in Romania in our industry, such as : DAW.RO, INES Studios, Harmonix Recording Studio. The management believes that we can develop ourselves in the industry , once we attract customers and became profitable.

Licensing

From time to time the Company may enter into licensing agreements with music production and distribution companies. The Company currently has one licensing contract with GMK Co., a Romania corporation that licensed the music of singers, bands and music groups.

The license agreements may typically grant the production and distribution company rights to a music single or all of an act's music in a particular country or region with a term of three to fifteen years. The production or distribution company can then distribute the music in record or CD format, mp3, ring tone, or any other music media licensed in the agreement.

The Company will typically receive royalties of a negotiated percentage between 18% and 75% of sales of the production and Distribution Company’s published dealer price less certain packaging deductions. In addition, the Company may receive between 18% and 75% of net royalty receipts received by in the particular nation or region. In connection with the license agreement, the Company may receive a cash advance.

Crona Corp. is signed a Recording Studio Contact with NM & Mike J Production and currently in negotiations with potential customer World Music Ltd. companies, which is also interested in our service and we are planning to sing service contact with this company in the very near future, but there is no guarantee that we will reach agreements with this potential customer.

Our financial statements from inception (October 6, 2016) through December 31, 2016 report no revenues and net loss of $923. As of the date of this filing Crona has generated limited revenues of $1,500 for providing recording service to our first customer NM & Mike J Production. We are expecting to receive additional revenues from this customer in the nearest future. We have also singed additional service agreement with one additional customer Vent Event Romania. Crona expect s to start working with this customer in May 2017. Our independent auditor has issued an audit opinion for our Company, which includes a statement expressing a doubt as to our ability to continue as a going concern.

We are a start-up company, which is in the sound recoding business. We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations we require a minimum funding of $42,000 for the next twelve months. After twelve months period we may need additional financing.

If we do not generate any additional revenue we may need a minimum of $10,000 of additional funding to pay for SEC filing requirements. Andrei Gurduiala, our President and a Director, has agreed to loan the Company funds, however, he has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company. The Company’s registration address is located at Strada Jean-Louis Calderon 31, Bucharest, 030167, Romania.

Our operations to date have been devoted primarily to start-up and development activities, which include:

•       Formation of the Company;

•       Development of our 12 month business plan;

•       Leasing a recording studio office, which is specially equipped;

•       Purchasing our recoding equipment;

•       Creation of our initial webpage;

•       Signing service agreements with our first customers.

INITIAL FOCUS OF OUR BUSINESS

Crona Corp. represents itself as recording studio. We are offering such service to producer and advertising companies and to personal customers at the moment where singers, bands, groups can organize, develop are record their unique sound, voice, self written songs, music.

We are in the early stages of developing our growing plan to offer a recording service in Romania. We believe that the fact that the city of Bucharest, where we are starting our business, is the capital of the country, and a lot of talented people and big companies are located there, it gives the Company more opportunities to succeed.

We currently have limited revenues and some operating history. The Company currently has one major customer to work with. We expect to get another customers and expand our service sales and our operations by the end of the fiscal year. Our plan of operations over the 12 month period following successful completion of our offering is to develop and establish our sound recording business by establishing our database of customers, developing our website, attempting to purchase additional equipment for our sound recording with prospective distributors of such equipment, engage in advertising and marketing activities and hire personal and sales service specialist.

Crona Corp. is signed a Recording Studio Contact with NM & Mike J Production and currently in negotiations with potential customer World Music Ltd. companies, which is also interested in our service and we are planning to sing service contact with this company in the very near future, but there is no guarantee that we will reach agreements with this potential customer.

STARTUP EQUIPMENT

We believe that a lot of talented people will be interested in our service. The Company has purchased initially needed equipment for the recording purposes, which is presented as following:

•       Sound System tp20000Q power amplifier 2100W* 4CH

•       Professional recording sound card USB audio interface Hot Roland AU-53

•       Sound Recording Microphone BM-680

•       Karaoke audio mixer player 4K Ultra

•       Mixer Large Sound Console LX9-20

•       Closed monitoring headphone

•       Professional Studio Broadcasting Recording Condenser Microphone Kit with Microphone stand- NM-650

•       Studio Monitor Speakers One Pair FMUSER FU-584 100W

•       2-Way Active Studio monitor Speaker- Hivi X3

•       Screen display stand desktop lift multi-screen- D7T Three

Crona Corp. is considering itself as a professional recording studio. We are distinguished by skillful use along with modern digital technology traditional analog devices. Music is our world so that we fully dedicate ourselves to make your sound recording perfect. Our current forces and equipment allow as to offer our future and existing customers qualified recording service.

OUR RECORDERS

Stand-alone digital multitrack recorders that have everything needed to built-in for recording, mixing, and producing music. Advantage digital multitrack recorders have over computer based mixing is that they force you to use your ears - when watching a computer screen its sometimes tempting to mix with your eyes.

OUR MIXERS

We provide a guide to studio mixing consoles at a later time. The audio mixer is literally the heart of every live performance, where all sounds converge to be processed and blended - and finally pumped out through the speakers. It is where major connections are routed to, and where important parameters are set including volume, EQ adjustments, balancing and many more.

MICROPHONES

We focus on top rated condenser and dynamic mics that are currently being used in professional studios. Note that while the main consideration is vocal recording, the mics we feature also work well with instruments, making them ideal additions to any studio.

COMPRESSORS

A compressor reduces the dynamic range of a signal - in other words it reduces the difference between the loudest and quietest levels. A limiter places an upper ceiling on the output level to prevent clipping - in the digital world clipping instantly becomes distortion.

MONITORS

When you need to work on your recorded music you need to hear exactly how it sounds, warts and all. Generally speaking, multimedia and hi-fi speakers are not suitable for the task because they tend to color the sound. This is where good studio monitors come in, they reproduce sound as transparently as possible, so you can make honest assessments and apply the right adjustments to your mix.

INSTRUMENTS

In the near future the Company is planning add additional instruments to our already purchased, such as Electric Guitar, Bass, Acoustic Guitar, Keyboards and Drums.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research expenditures since our incorporation.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.

We do not believe that any existing or probable government regulation on our business, including any applicable export or import regulation or control imposed by China or the Romania will have a material impact on the way we conduct our business.

FACILITIES

We currently rent our physical property in Romania. Our current registration address is Strada Jean-Louis Calderon 31, Bucharest, 030167, Romania. Our leased office has been already equipped with a soundproof materials and it has a special room for the recording of sound, which has “affect it as a room in a room”. We believe that the studio also has been placed in a good location area because it is easy to find, has good parking, essential for bands with drum kits, and good transport links. Our leased office is located at Strada C. A. Rosetti 5, Bucharest 030167 Romania. Our telephone number is +40371700093. This location serves as our primary office for planning and implementing our business plan.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We have no employees as of the date of this prospectus. Our sole officer and director, Andrei Gurduiala, is an independent contractor to the Company and currently devotes approximately 20 hours per week to company matters. After receiving funding, Mr. Gurduiala plans to devote, as much time to the operation of the Company as he determines is necessary for him to manage the affairs of the Company. As our business and operations increase, we will assess the need for full time management and administrative support personnel.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC MARKETS GROUP

We intend to have our common stock be quoted on the OTC Markets Group or other quotation service. If our securities are not quoted on the OTC Markets Group or other quotation service, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Markets Group differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker- dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Markets Group or other quotation service, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Markets Group our securities will trade on the OTC Markets Group until a future time, if at all. We may not now and it may never qualify for quotation on the OTC Markets Group or other quotation service.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of December 31, 2016, the Company had 5,000,000 shares of our common stock issued and outstanding held by 1 holder of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the service we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Our cash balance is $214 as of December 31, 2016. We do not believe that our cash balance is sufficient to fund our limited levels of operations beyond one year’s time. During the period from inception till this time we had no revenue.

Our independent registered public accountant has issued a going concern opinion. This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. There is no assurance we will ever reach that stage. To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it our director Andrei Gurduiala verbally agreed to provide additional cash for the Company. Even if we raise $105,000 from this offering, it will last one year, but we may need more funds, and we will have to revert to obtaining additional money.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations, using funds as follows:

	20% of shares sold	40% of shares sold	60% of shares sold	80% of shares sold	100% of shares sold

Gross Proceeds from this Offering (1):	$21,000	$42,000	$63,000	$84,000	$105,000

Legal and Accounting fees	$10,000	$10,000	$10,000	$10,000	$10,000
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000	$10,000
Net proceeds	$1,000	$22,000	$43,000	$64,000	$85,000
Leasing premises	$2,700	$2,700	$7,200	$7,200	$7,200
Office expanses	$-	$700	$1,300	$1,950	$2,450
Website development	$-	$900	$1,250	$1,800	$2,500
Marketing and Advertising (2)	$-	$1,250	$2,800	$4,900	$5,450
Software	$-	$500	$800	$1,000	$1,400
Equipment purchasing	$-	$14,200	$22,050	$36,900	$53,100
Salaries	$-	$-	$4,800 (400)	$6,000 (500)	$6,600 (550)
Miscellaneous expenses (session musician)	$-	$1,750	$2,800	$4,250	$6,300
TOTALS	$22,700*	$42,000	$63,000	$84,000	$105,000

(1) Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

(2) Includes travel costs to trade shows and exhibits.

* Crona’s renting expanses is $2,700. Therefore, in the scenario of selling 20% of the maximum offering amount, we will use all $21,000 of our gross proceeds and we will need additional funds in the amount of $1,700 to meet our obligations. The above figures represent only estimated costs. We are planning to attract additional financing from selling our shares in this offering and through selling our service to existing and future customer, if there is any. In case if we do not raise additional funds our business will be harmed.

Andrei Gurduiala, our President will devote approximately 20 hours per week of his time to our operations. Once we expand our operations, and are able to attract more and more customers to use our recording service, Mr. Gurduiala has agreed to commit more time as required.

Because Mr. Gurduiala will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

If the need for cash arises before we complete our public offering, we may be able to borrow funds from our director although there is no such formal agreement in writing. As of December 31, 2016 our director has loaned to the Company $2,600 on no interest terms. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our service. Our plan of operations is as follows:

Negotiation with potential and existing customers

We hope to negotiate agreements with several additional customers, the advertising companies, musicians and bands and provide then our recording services. To date, several potential customers have expressed interest in our service. We have no written agreements with any of them at the current time but we will continue negotiations in an attempt to secure contracts with these companies.

Crona Corp. is signed a Recording Studio Contact with NM & Mike J Production and currently in negotiations with potential customer World Music Ltd. companies, which is also interested in our service and we are planning to sing service contact with this company in the very near future, but there is no guarantee that we will reach agreements with this potential customer.

Office expenses

From the very beginning we are planning to spend the raised funds on the renting purposes. Crona is currently renting an office space at Strada C. A. Rosetti 5, Bucharest 030167 Romania. Our sole officer and director has loaned funds to the company to pay the rent. Once we receive the proceeds from this offering the Company will pay renting expanses. Our current monthly rate is $225 per month, which is $2,700 per year. Once we receive $63,000 and more of gross proceeds from this offering, which means selling 60% and more of the offered shares, we plan to rend a bigger studio space, which will cost us approximately $7,200 per year, with the price of $600 per month accordingly.

We also plan to spend some money on establishing our office, such as furniture, initially needed supplies. We believe that the cost for such items will be from $700 to $2,450 depending on quantity of sold shares.

Website Development

While starting our office establishment we intend to develop our website. The specialist of the website development will hold this work for us. Crona does not have any written agreements with any web designer specialist at current time. The website development costs, including site design and implementation will be $900-$2,500. Updating and improving our website will continue throughout the lifetime of our operations.

Marketing and advertising

We plan to use a few ways to market our service. We plan to use social networks such as Facebook and Instagram to market our service on the basic stage. We will place the pictures of our equipment there, and our customers can also leave a feedback about us there, which is very convenient nowadays. Our following move will be radio advertising, presenting our locations and offered service. The management is also planning to place a billboard banners in the city, which will help the Company be known not only among people.

We intend to develop and maintain a database of potential customers who may want to use our service. We will follow up with these clients periodically send them our new offers and offer them presentations and special discounts from time to time. We plan to print brochures and flyers and mail them to potential customers and placed them in public places. The Company also believes that word of mouth advertising will be very useful in our recording industry. We intend to spend between $1,250 and $5,450 on marketing efforts during the first year, depending upon the success of the offering. Marketing is an ongoing matter that will continue during the life of our operations.

Software and equipment purchasing

Crona Corp. is panning to expand the range of recoding equipment and obtain needed software for recording purposes in Romania. There will be additional recording equipment, which will make the sound more clear and software will help in adding special effects. The funds will be allocated in accordance with the soled shares in this offering. If we sell from 40% to 60% of the shares we will spend from $14,200 to $22,050 on the additional equipment purchasing procedures. In case of selling 80% of shares in this offering the equipment purchasing expanses will cost the Company approximately $36,900. In the perfect scenario in the Company will sell all of the shares in this offering the amount for equipment purchasing will be around $53,100. In the Company will sell not more then 25% of shares in this offering the additional equipment will not be purchased. The expanse for the Software obtaining will be from $500 to $1,400, depends on the funds raised in this offering.

Hire an additional worker

The Company is planning to hire an additional to the Company’s director one person, who will help with recording services, in case if we sell 60% of the offered shares or more. The salary of that person will be $400 per month or $4,800 per year if Crona generate $63,000 of gross proceeds from this offering. In case of selling 80% of the offered shares, the salary of such person will be $500 per month and $6,000 per year accordingly. In the scenario of selling all of the offered shares we planning to pay a salary of $550 per month and $6,600 per year accordingly.

SEC Filing Plan

We intend to become a reporting company in 2017 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

RESULTS OF OPERATIONS

We had no operating revenues from October 6, 2017 (inception), through December 31, 2016 our fiscal year-end. Our activities have been financed from our services sales to our customers and the sale of common stock to sole officer and director for aggregate proceeds of $5,000. There is no assurance that we will continue to have gross profits from sales at this same level, or any sales or revenues at all. As of December 31, 2016 the Company has no revenues.

As of the date of this filing Crona has generated limited revenues of $1,500 for providing recording service to our first customer NM & Mike J Production. We are expecting to receive additional revenues from this customer in the nearest future. We have also singed additional service agreement with one additional customer Vent Event Romania. Crona expects to start working with this customer in May 2017.

LIQUIDITY AND CAPITAL RESOURCES

At December 31, 2016, we had a cash balance of $214. Our expenditures over the next 12 months are expected to be approximately $105,000, assuming we sell all shares in this offering.

Based on our current cash position, we will not be able to continue operations for approximately 12 months, assuming we do not rise additional funding. We believe our current cash and net working capital balance is only sufficient to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission and our status as a corporation in the State of Nevada for the next 12 months. We must raise approximately $ 42,000, to complete our plan of operation for the next 12 months.

Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to rise sufficient funding from the sale of our common stock to fund our development activities. In the absence of such financing, our business will fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our plan of operation for the next 12 months and our business will fail.

GOING CONCERN CONSIDERATION

We have generated no revenues since inception to December 31, 2017. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

As of the date of this filing Crona has generated limited revenues of $1,500 for providing recording service to our first customer NM & Mike J Production. We are expecting to receive additional revenues from this customer in the nearest future. We have also singed additional service agreement with one additional customer Vent Event Romania. Crona expects to start working with this customer in May 2017.

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Our financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company's fiscal year- end is December 31.

Use of Estimates - The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses in the reporting period. We regularly evaluate our estimates and assumptions related to the useful life and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us April differ materially and adversely from our estimates. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

Development Stage Entity – The Company decided to early adopt ASU 2014-10, which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

Income Taxes - The Company accounts for income taxes under the provisions issued by the FASB, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company computes tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Loss Per Common Share - The Company reports net loss per share in accordance with provisions of the FASB. The provisions require dual presentation of basic and diluted loss per share. Basic net loss per share excludes the impact of common stock equivalents. Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. As of December 31, 2016, there were no common stock equivalents outstanding.

Impact of New Accounting Standards

The Financial Accounting Standards Board ("FASB") periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting. The Company has reviewed the recently issued pronouncements. During this review the Company decided to early adopt ASU 2014-10, which eliminates the definition of a development stage, entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer's and director's and their respective ages are as follows:

Name	Age	Positions
Andrei Gurduiala Street: Strada Jean-Louis Calderon 31 City: Bucharest ZIP: 030167 Country: Romania	38	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Andrei Gurduiala

Mr. Gurduiala has served as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director since October 6, 2016.

Our sole officer and director background mainly contains from following:

Experience:

Band group “New Emblem”, Bucharest

2005-2007- nylon guitar player, sometimes plays the drums

“Ancris” IT Company, Bucharest

2007-2010- worked with the software program for background music

“Soundgroup” Company, Bucharest

2010-2012- mixering and mastering of electronic tracks

“One Wave Production” Studio, Bucharest

2012-2016- music producer for solo musician and music bands

Education:

1995-1998-Graduated from Stefan Neaga College of Music, Chisinau city, Moldova

Profession: guitar and piano musician

2000-2005- National University of Music Bucharest (UNMB), ElectroAcoustical Music and Multimedia, Bucharest

Profession: master of sound digital interactions

Achievements:

Organized local concerts for guest-musicians in Bucharest (2011-2014)

Took the participation in the international festival “Ethno-Jazz” (2010)

Took the participation in the international festival “Martisor” (2013)

Based on the above mentioned we believe that Mr. Gurduiala has needs skills and experience to serve as a director and sole officer of Crona Corp.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company's Bylaws provide that the Board of Directors will consist of a minimum of one member. Officers are elected by and serve at the discretion of the Board of Directors.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, and he does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us with regard to our director's business and personal activities and relationships as they may relate to our management and us.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

We currently have one employee, our sole officer, Andrei Gurduiala.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is a start-up stage company and has only one director, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the board of directors hears the views of stockholders, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 201 6:

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)*	Option Awards ($)*	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Andrei Gurduiala, President	201 6	0	0	0	0	0	0	0	0

Our sole officer and director Andrei Gurduiala has not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to any officer or any member of our board of directors.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of December 31, 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Opinion Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Andrei Gurduiala, President	0	0	0	0	0	0	0

We have not compensated our directors for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 5,000,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Common Stock	Andrei Gurduiala	5,000,000	100%
All directors and executive officers as a group (1 person)	5,000,000	100%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Andrei Gurduiala is considered to be a promoter, and currently is the only promoter, of Crona Corp., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

On November 25, 2016, we offered and sold 5,000,000 shares of common stock to Andrei Gurduiala, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $5,000.

Since October 6, 2016, Andrei Gurduiala has loaned us $2,600. The loan does not have any term, carries no interest and is not secured.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by Accell Audit & Compliance P.A., and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

J.P. Galda & Co., 1055 Westlakes Dr., Suite 300, Berwyn, Pennsylvania 19312 will pass upon the validity of the issuance of the common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Accell Audit & Compliance P.A. is our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

INDEX TO FINANCIAL STATEMENTS

Our financial statements as of and for the period ended December 31, 2016 are included herewith.

Crona Corp.

FINANCIAL STATEMENTS AND

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Period from October 6, 2016 (Inception) to December 31, 2016

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Crona Corp.

We have audited the accompanying balance sheet of Crona Corp. as of December 31, 2016, and the related statements of operations, stockholder’s equity, and cash flows for the period from inception (October 6, 2016) to December 31, 2016. Crona Corp.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crona Corp. as of December 31, 2016, and the results of its operations and its cash flows for the period from inception (October 6, 2016) to December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has incurred net losses and negative operating cash flows since inception.  These conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those matters also are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.  Our opinion on the financial statements is not modified with respect to this matter.

/s/ Accell Audit & Compliance, P.A.

Tampa, Florida

January 27, 2017

Crona Corp.

BALANCE SHEET

December 31, 2016

ASSETS
Current Assets
Cash and cash equivalents	$214
Prepaid expenses	1,613
Total Current Assets	1,827

Fixed Assets
Equipment, net	4,850
Total Fixed Assets	4,850

Total Assets	$6,677

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Current Liabilities
Related party loan	$2,600
Total Current Liabilities	2,600

Total Liabilities	2,600

Commitments and Contingencies (Note 6)

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 5,000,000 shares issued and outstanding	5,000
Additional paid in capital	-
Accumulated deficit	(923)
Total Stockholder’s Equity	4,077

Total Liabilities and Stockholder’s Equity	$6,677

See accompanying notes, which are an integral part of these financial statements

Crona Corp.

STATEMENT OF OPERATIONS

From October 6, 2016 (inception) to December 31, 2016

REVENUES	$-
Cost of Goods Sold	-
Gross Profit	-

OPERATING EXPENSES
General and Administrative Expenses	923
TOTAL OPERATING EXPENSES	923

NET LOSS FROM OPERATIONS	(923)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(923)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,068,966

See accompanying notes, which are an integral part of these financial statements

Crona Corp.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

From October 6, 2016 (inception) to December 31, 2016

	Common Stock		Additional Paid-in	Accumulated Deficit	Total Stockholder’s
	Shares	Amount	Capital		Equity

Inception, October 6, 2016	-	$-	$-	$-	$-

Issuance of common stock	5,000,000	5,000	-	-	5,000

Net loss	-	-	-	923	923

Balance December 31, 2016	5,000,000	$5,000	$-	$923	$4,077

See accompanying notes, which are an integral part of these financial statements

Crona Corp.

STATEMENT OF CASH FLOWS

From October 6, 2016 (inception) to December 31, 2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(923)
Adjustments to reconcile net loss to net cash from operating activities:
Increase in prepaid expenses	(1,613)
CASH FLOWS FROM OPERATING ACTIVITIES	(2,536)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(4,850)
CASH FLOWS FROM INVESTING ACTIVITIES	(4,850)

CASH FLOWS FROM FINANCING ACTIVITIES
Related party loan	2,600
Proceeds from the issuance of common stock	5,000
CASH FLOWS FROM FINANCING ACTIVITIES	7,600

NET CHANGE IN CASH	214

Cash, beginning of period	-

Cash, end of period	$214

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

See accompanying notes, which are an integral part of these financial statements

Crona Corp.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2016

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Crona Corp.  (“the Company”) was incorporated in the State of Nevada on October 6, 2016. Crona Corp. was established for the purpose of quality sound recording needs. The Company is located in Romania and plans to begin its operations in early 2017.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern.  However, the Company had no revenues from October 6, 2016 (inception) through December 31, 2016.  The Company currently has losses and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with GAAP. The Company’s year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Equipment

Equipment is stated at cost, net of accumulated depreciation.  The cost of equipment is depreciated using the straight-line method over 5 years. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the equipment's useful life are capitalized. Equipment sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Crona Corp.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2016

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 605, “Revenue Recognition”. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. Since inception to December 31, 2016, the Company has generated no revenue.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the period from October 6, 2016 (inception) through December 31, 2016 there were no potentially dilutive debt or equity instruments issued or outstanding.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, “Compensation – Stock Compensation” (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All of the guidance will be effective for the Company in the fiscal year beginning October 1, 2017. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842), which issued new guidance related to leases that outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The new guidance must be adopted using the modified retrospective approach and will be effective for the Company in the fiscal year beginning October 1, 2019. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

Crona Corp.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2016

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. Accordingly, the standard will be effective for the Company in the fiscal year beginning October 1, 2018, with an option to adopt the standard for the fiscal year beginning October 1, 2017. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

Note 4 – PROPERTY AND EQUIPMENT, NET

December 31, 2016
Equipment	$4,850
Total, cost	4,850 (-)
Accumulated Depreciation
Equipment, net	$4,850

There is no depreciation for the period from October 6, 2016 (inception) to December 31, 2016, as the assets have not yet been placed into service.

Note 5 – RELATED PARTY TRANSACTIONS

The Company’s sole director has loaned to the Company $2,600. This loan is unsecured, non-interest bearing and due on demand.

Note 6 – COMMITMENTS AND CONTINGENCIES

The Company has entered into a one year rental agreement for a $225 monthly fee, starting on December 1, 2016. The future minimum lease payments under this lease are $2,475 during 2017. As of December 31, 2016 rent expenses was in the amount of $225.

From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable. No amounts have been accrued in the financial statements with respect to any matters.

Note 7 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740 “Income Taxes” (“ASC 740”). As a result of the implementation of ASC 740, the Company recognized no increase in the liability for unrecognized tax benefits. As of December 31, 2016 the Company had net operating loss carry forwards of approximately $923 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at December 31, 2016 was approximately $314. The net change in valuation allowance during the year ended December 31, 2016 was $314. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

Crona Corp.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2016

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2016. All tax years since inception remains open for examination by taxing authorities.

The provision for Federal income tax consists of the following:

From October 6, 2016 (inception) to December 31, 2016
Non-current deferred tax assets:
Net operating loss carry forward	$(314)
Valuation allowance	$314
Net deferred tax assets	$-

The actual tax benefit at the expected rate of 34% differs from the expected tax benefit for the year ended December 31, 2016 as follows:

From October 6, 2016 (inception) to December 31, 2016
Computed “expected” tax expense (benefit)	$(314)
Change in valuation allowance	$314
Actual tax expense (benefit)	$-

The related deferred tax benefit on the above unutilized tax losses has a full valuation allowance not recognized against it as there is no certainty of its realization. Management has evaluated tax positions in accordance with ASC 740 and has not identified any significant tax positions, other than those disclosed.

Note 8 – SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events”, the Company has analyzed its operations subsequent to December 31, 2016 to February 21, 2017, and has determined that it does not have any material subsequent events to disclose in these financial statements.

CRONA CORP.

3,500,000 SHARES OF COMMON STOCK

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until __________, 2017 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS MARCH 24, 2017

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company.

SEC Registration Fee	$12.17
Auditors Fees and Expenses	$5,000
Legal Fees and Expenses	$3,000
Transfer Agent Fees	$1,000
EDGAR Agent Fees	$1,000
TOTAL	$10,012.17

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe her conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnity has met the applicable standard of conduct. The indemnity is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration:

On November 25, 2016, we offered and sold 5,000,000 shares of common stock to Andrei Gurduiala, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $5,000, the foregoing offering was made to a non-U.S. person, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in transactions pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1 *	Articles of Incorporation of Registrant
3.2 3.3 *	Bylaws of the Registrant Certificate of Amendment to the Articles of Incorporation
5.1	Opinion of J.P. Galda & Co., regarding the legality of the securities being registered
10.1 *	Lease Agreement
10.2 *	Recording Studio Contract with NM & Mike J Production
10.3 *	Verbal Agreement
10.4 * 10.5	Purchase Agreement Recording Studio Contract with Vent Event Romania
23.1	Consent of Accell Audit & Compliance P.A.,
99.1 *	Subscription Agreement

*- Files were previously filed.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Bucharest, Romania on 24th day of March 2017.

Crona Corp.

By:	/s/	Andrei Gurduiala
	Name:	Andrei Gurduiala
	Title:	President, Treasurer, Secretary and Director
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement

Signature	Title	Date
President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)
/s/ Andrei Gurduiala		March 24, 2017
Andrei Gurduiala